Exhibit 1.1

HIGHLAND HOSPITALITY CORPORATION

7.875% Series A Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

September 22, 2005

BEAR, STEARNS & CO. INC.

as Representative of the several Underwriters

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

HIGHLAND HOSPITALITY CORPORATION, a Maryland corporation (the “Company”), and Highland Hospitality, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”) for whom Bear, Stearns & Co. Inc. is acting as representative (the “Representative”) with respect to (i) the sale by the Company to the Underwriters of 3,000,000 shares (the “Initial Shares”) of 7.875% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) in the respective numbers of shares set forth opposite the names of the Underwriters in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Preferred Stock set forth opposite their names in Schedule I hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 450,000 additional shares of Preferred Stock to cover over-allotments (the “Option Shares”), if any, in the respective numbers of shares of Preferred Stock set forth opposite their names in Schedule I hereto. The 3,000,000 shares of Preferred Stock to be purchased by the Underwriters and all or any part of the 450,000 shares of Preferred Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (collectively, the “Securities Act Regulations”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-121341) including a base prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (collectively, the “Exchange Act Regulations”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Shares and additional information concerning the Company and its business. Except where the context otherwise requires, such registration statement, as amended when it became effective, or, as applicable, at the time of the most recent filing of the Company’s Form 10-K, including all documents filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Act and also including any other registration statement filed pursuant to Rule 462(b) under the Act, collectively, are herein called the “Registration Statement,”

and the base prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day following the date of this Underwriting Agreement (the “Agreement”) (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement or the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Shares.

The Company and the Underwriters agree as follows:

1. Sale and Purchase:

(a) Initial Shares. Upon the basis of the representations and warranties and other terms and conditions herein set forth, at the purchase price per share of $25.00, the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite each Underwriter’s name, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in subsection (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised once in whole or in part, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery shall be determined by the Representative, but shall not be later than three full business days (or earlier than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined, without the consent of the Company. If the option is exercised as to all or any portion of the Option Shares, the Company will sell and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased, which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2. Payment and Delivery:

(a) Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company by Federal Funds wire transfer, against delivery to the Underwriters of the Initial Shares through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). Electronic transfer of the Initial Shares shall be made to the Underwriters at the Closing Time (as defined below) in such names and in such denominations as they shall specify. The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time” and the date of delivery of the Initial Shares and, if applicable, the Option Shares, is hereinafter sometimes called the “Date of Delivery.”

(b) Option Shares. Payment of the purchase price for any Option Shares to be purchased by each Underwriter hereunder in such authorized denominations and registered in such names as the Representative may request upon at least two full business days’ notice to the Company shall be made to the Company by Federal Funds wire transfer, against delivery to the Underwriters of such Option Shares through the facilities of DTC for the account of such Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

3. Representations and Warranties of the Company and the Operating Partnership:

The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter as follows.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Prospectus has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second business day following the date of this Agreement. Copies of the Registration Statement and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and each amendment thereto for the Underwriters) have been delivered or made available through EDGAR to the Underwriters and their counsel.

(b) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files all reports required by the Exchange Act or the Exchange Act Regulations with the Commission on the EDGAR system. The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(c) The Company has an authorized capitalization as set forth in the Prospectus. The outstanding shares of capital stock, the partnership interests, membership interests or other equity interests, as the case may be, of the Company and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act), including the Operating Partnership (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of or the partnership interests, membership interests or other equity interests in the Subsidiaries (other than the Operating Partnership), as the case may be, are directly or indirectly owned of record and beneficially by the Company. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of or partnership interests, membership interests or other equity interests, as the case may be, in the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. No waivers, consents or approvals of the holders of any class or series of preferred units of partnership interest of the Operating Partnership need to be obtained in connection with the issuance and sale of the Shares, except for those that have been obtained and delivered in writing to the Representative before the date hereof.

(d) Each of the Company and the Subsidiaries (all of which Subsidiaries are named in Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2004) has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization with full corporate, partnership, limited liability company or other power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus and, in the case of the Company and the Operating Partnership, to execute and deliver this Agreement and to consummate the transactions described in this Agreement.

(e) Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its real property requires such qualification except for such jurisdictions in which the failure, individually or in the aggregate, to be so qualified could not reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), of the Company and the Subsidiaries, taken as a whole (any such effect where the context so requires, is hereinafter called a “Material Adverse Effect”). Except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock, partnership interests, membership interests or other equity interests, as the case may be, from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary. Except as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other entity.

(f) The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date hereof (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the Company and HHC GP Corporation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(g) Prior to completion of the offering of the Shares, the Company and a wholly-owned subsidiary of the Company will be the holder of OP Units representing an ownership interest in the Operating Partnership in the amounts described in the Prospectus, free and clear of any pledge, lien, encumbrance, security interest or other claim, and a wholly-owned subsidiary of the Company will be the sole general partner of the Operating Partnership.

(h) The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates except where such failure to be in compliance would not have a Material Adverse Effect.

(i) Neither the Company nor any of the Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which could not have a Material Adverse Effect.

(j) The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and consummation by the Company and the Operating Partnership of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults that could not have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or the Subsidiaries, except for such conflicts, breaches or defaults that could not have a Material Adverse Effect.

(k) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(l) No approval, authorization, consent or order of or filing with any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company (each, a “Governmental Authority”) is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein by the Company or the Operating Partnership, and the Company’s sale and delivery of the Shares other than (A) such as have been obtained, or will have been obtained at or prior to the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (B) such approvals as have been obtained or will be obtained in connection with the approval of the quotation of the Shares on the NYSE and (C) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

(m) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, which could have a Material Adverse Effect.

(n) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

(o) The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Prospectus or the Registration Statement will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations. The Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendment or supplement thereto does not and will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of Section 9(b) hereof).

(p) The Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the respective version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(q) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any Governmental Authority or arbitral panel which could result in a judgment, decree, award or order having a Material Adverse Effect.

(r) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions “Capitalization” and “Selected Financial Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The unaudited pro forma financial information (including the related notes) included in the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and

management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information, and such information fairly presents the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No other pro forma financial information is required to be included in the Registration Statement.

(s) KPMG LLP, KPMG Cardenas Dosal, S.C. and Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries or certain material acquisitions reported on Current Reports on Form 8-K, as applicable, are filed with the Commission and incorporated by reference in the Registration Statement and Prospectus, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations.

(t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus and during the time that a prospectus relating to the Shares is required to be delivered under the Securities Act, there has not been and will not be (A) any development or transaction that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that could be reasonably be expected to result in a Material Adverse Effect, (C) any transaction that is material to the Company and the Subsidiaries, taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any Subsidiary on any of its equity interests.

(u) The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(v) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(w) The issuance of the Shares has been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by or known to the Company and will be registered pursuant to Section 12 of the Exchange Act, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise. The Articles Supplementary designating the rights and preferences of the Preferred Stock (the “Articles Supplementary”) will be in full force and effect prior to the Closing Time and any Date of Delivery and will be filed with the Maryland State Department of Assessment and Taxation (the “SDAT”) and will comply with applicable legal requirements.

(x) The Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(y) Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD.

(z) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, trustees, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Securities Act, the Securities Act Regulations or the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described.

(aa) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(bb) Any certificate signed by any officer of the Company or any Subsidiary delivered to counsel for the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(cc)The form of certificate used to represent the Preferred Stock complies in all material respects with all applicable statutory requirements, with the charter of the Company and the requirements of the NYSE.

(dd) The Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Subsidiaries or such as would not have a Material Adverse Effect; and any real property improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not materially interfere with the use made or proposed to be made of such property improvements, equipment and personal property by the Company or such Subsidiary or such as would not have a Material Adverse Effect. The Subsidiaries have an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Subsidiary, that insures the fee or leasehold interest, as the case may be, in such real property, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of indebtedness held by the Company or a Subsidiary and secured by the real property.

(ee) To the Company’s knowledge and except as would not have a Material Adverse Effect, all real property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order or, in each instance, the Company or a Subsidiary, as the case may be, has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures. To the knowledge of the Company and such Subsidiary, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property. Except as described in the Prospectus, to the knowledge of the Company and such Subsidiary, there is no pending or threatened special assessment, tax reduction proceeding or other action that could reasonably be expected to increase the real property taxes or assessments of any of such property, that could have a Material Adverse Effect.

(ff) The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, and to the knowledge of the Company and such Subsidiaries, with respect to third parties, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(gg) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company and the Subsidiaries know of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could have a Material Adverse Effect.

(hh)Each of the Company and the Subsidiaries maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in accordance with such rules and any related rules of the Commission or the NYSE. Based on an evaluation of its disclosure controls and procedures by the Company and the Subsidiaries as of the period ended June 30, 2005, neither the Company nor the Subsidiaries is aware of (i) any material weakness in the design or operation of internal controls which could adversely affect the ability of the Company or the Subsidiaries, as the case may be, to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls of the Company or the Subsidiaries or in other factors that could significantly affect internal controls of the Company or the Subsidiaries, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) The Company and the Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, directors’ and officers’ insurance and insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

(kk) Each of the Company and the Subsidiaries has filed on a timely basis all necessary U.S. federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of such entities. The Company duly and properly filed an election to be taxed as an S corporation for U.S. federal and state income tax purposes (each an “S Election”), and such S Election had at all times been in full force and effect from inception of the Company without interruption through December 17, 2003; and during such time there had not been any termination of such S Election including any inadvertent termination which has been reinstated under Section 1362 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) and the rules and regulations promulgated thereunder and the corresponding provisions of state income tax laws. The Company duly revoked its S Election effective December 17, 2003.

(ll) Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any U.S. federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable U.S. federal or state wages and hours law, the violation of any of which could have a Material Adverse Effect.

(mm) Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability. Each of the Company and the Subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which each of the Company and the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code will be so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would prevent such qualification.

(nn) Neither the Company nor any of the Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any U.S. federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law and the Company’s Code of Ethics, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(oo) Except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(pp) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company or any of the Subsidiaries, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

(qq) All securities, other than the Shares, issued by the Company or the Operating Partnership on or prior to the date hereof, have been issued and sold in compliance with (i) all applicable U.S. federal and state securities laws, (ii) the laws of the applicable jurisdiction of organization of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the NYSE.

(rr) Each Real Property (as hereinafter defined) complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure would not have a Material Adverse Effect and will not result in a forfeiture or reversion of title. The Company has not received from any Governmental Authority having or claiming jurisdiction over the Real Properties any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect.

(ss) Except as disclosed in the Registration Statement and the Prospectus or as would not have a Material Adverse Effect, (i) each real property owned by the Company or a Subsidiary (collectively, the “Real Property”), including, without limitation, the Environment (as defined below) associated with such Real Property, is free or any Hazardous Material (as defined below) in violation of any Environmental Law (as defined below) applicable to such Real Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has during the period of its ownership cased or suffered to occur any Release (as defined below) of any Hazardous Material into the Environment on, in, under or from any Real Property in violation of any Environmental Law applicable to such Real Property, and no condition exists on, in, under or, to the knowledge of the Company or any Subsidiary, adjacent to, any Real Property that could result in the incurrence of material liability or any material violations of any Environmental Law applicable to such Real Property, or give rise to the imposition of any Lien (as described below) under any Environmental Law; (iii) neither the Company nor any Subsidiary is engaged in or intends to engage in any manufacturing at the Real Property that (a) requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Material (other than cleaning solvents or similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Real Properties and in compliance with all applicable Environmental Laws) or (b) requires permits or is otherwise regulated pursuant to any Environmental Law; (iv) neither the Company nor any Subsidiary has received any notice of a claim under or pursuant to any Environmental Law applicable to a Real Property or under common control pertaining to Hazardous Substances on or originating from any Real Property; (v) neither the Company nor any Subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; (vi) no Real Property is included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (“EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company or any of its subsidiaries, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Real Property on such list, and (vii) the Company does not know of any underground storage tanks located on or in any Real Property which have not been disclosed to the Underwriters.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by the Environmental Law. “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures and ambient workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 6901, et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state of local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Real Property, any mortgage, deed or trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Real Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Material into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Material or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(tt) None of the entities that prepared the Audits or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of the directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee.

(uu) Except for the Prospectus and any preliminary prospectus supplement prepared in connection with the offer and sale of the Shares, the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares.

(vv) Except as disclosed in the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

(ww) Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xx) There are no existing or, to the knowledge of the Company or any of the Subsidiaries, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have a Material Adverse Effect.

(yy) The Company properly and timely elected to be taxed as a real estate investment trust (a “REIT”) under the Code commencing with its taxable year ended December 31, 2003, and the Company has been and will continue to be organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the current and proposed method of operation of the Company and the Subsidiaries enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code; and the Operating Partnership is treated as a partnership for U.S. federal income tax purposes and not as a corporation or association taxable as a corporation. The Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time.

(zz) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

4. Certain Covenants:

The Company and the Operating Partnership hereby, jointly and severally, agree with each Underwriter:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or “blue sky” laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that neither the Company nor any of the Subsidiaries shall be required to qualify as a foreign corporation or other entity or to consent to the service of process under the laws of any such state;

(b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

(c) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act within the time period set forth in Rule 424(b) and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than the second business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or to the information incorporated by reference therein or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any Governmental Authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible and to advise the Representative promptly of the lifting or removal of such order; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and, unless required by law, to file no such amendment or supplement to which the Representative shall reasonably object in writing;

(e) to the extent not available on EDGAR, to furnish to the Representative for a period of two years from the date of this Agreement (i) copies of all annual, quarterly and current reports or other communications supplied to its shareholders, (ii) copies of all reports filed by the Company with the NASD or copies of any material reports filed by the Company with any securities exchange, and (iii) such other publicly available information as the Representative may reasonably request regarding the Company and the Subsidiaries;

(f) if, within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, it is necessary to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Securities Act and the Securities Act Regulations;

(g) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(h) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent will not be unreasonably withheld;

(i) to furnish promptly to the Representative a copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(j) to furnish to the Representative, not less than two full business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in subsection (g) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(k) to apply the net proceeds of the sale of the Shares in accordance with the statements under the caption “Use of Proceeds” in the Prospectus;

(l) to make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act;

(m) to use its best efforts to obtain and thereafter maintain the listing of the Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

(n) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(o) to refrain during a period of 30 days from the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Preferred Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) any shares of Preferred Stock issued by the Company pursuant to the Company’s 2003 Omnibus Stock Incentive Plan or in connection with acquisitions of real property or other investments;

(p) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) except for the Underwriters’ compensation, as described in the Prospectus, pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(q) that the Company shall maintain directors and officers liability insurance in the minimum amount of $5 million for a period of at least one year following the offering;

(r) prior to the Closing Time or any Date of Delivery, as applicable, except as may be required by applicable laws or regulations or the rules and regulations of the NYSE, neither the Company nor the Subsidiaries will issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or the Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or the Subsidiaries, or the offering of the Shares, without the prior written consent of the Representative, which shall not be unreasonably withheld;

(s) that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

(t) the Company will not be or become an “investment company,” as such term is defined in the Investment Company Act;

(u) the Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company and the Subsidiaries, (iii) access to the assets of the Company and the Subsidiaries is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company and the Subsidiaries are compared with existing assets at reasonable intervals;

(v) the Company and the Subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act; and

(w) the Company and the Operating Partnership will continue to use their best efforts to meet the requirements to qualify as a REIT and a partnership, respectively, under the Code, unless otherwise determined by the Company’s Board of Directors.

5. Payment of Expenses:

The Company and the Operating Partnership agree to pay all costs and expenses incident to the performance of their obligations under this Agreement whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses and fees in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters (other than transfer taxes on resales by the Underwriters), (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any “blue sky” surveys or legal investment surveys to the Underwriters and to dealers), (v) filing fees relating to review of the public offering of the Shares by the NASD (but not including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred by the Company in connection with the inclusion of the Shares in the NYSE, (viii) the costs and expenses of the Company incurred in making road show presentations with respect to the offering of the Shares; provided that the Company, on the one hand, and the Underwriters, on the other hand, will share equally the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s and the Operating Partnership’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity by the Company and the Underwriters,” Section 10 entitled “Contribution,” and Section 7(d), the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

6. Conditions of the Underwriters’ Obligations:

(a) The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable.

(b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery opinions and a negative assurance letter of Hogan & Hartson L.L.P., counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance substantially as set forth in Exhibits A-C hereof.

(c) the Representative shall have received from KPMG LLP, KPMG Cardenas Dosal, S.C. and Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance satisfactory to the Underwriters, relating to the financial statements, including any pro forma financial statements, of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

(d) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Clifford Chance US LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

(e) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which the Underwriters shall have objected in writing.

(f) Prior to the Closing Time and each Date of Delivery, no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(g) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery there shall not have been any event which has had a Material Adverse Effect, which in the Representative’s judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) The Articles Supplementary shall have been filed and accepted by the SDAT.

(k) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chief Executive Officer and President and Chief Financial Officer, to the effect that:

(i) with respect to the representations and warranties of the Company and the Operating Partnership in this Agreement qualified by materiality or Material Adverse Effect, such representations and warranties are true and correct, as if made on and as of the date thereof and with respect to the representations and warranties of the Company and the Operating Partnership in this Agreement that are not qualified by materiality or Material Adverse Effect, such representations and warranties are true and correct in all material respects, as if made on and as of the date thereof, and the Company has complied with all the agreements and satisfied in all material respects the conditions on its part to be performed or satisfied at or prior to the date thereof;

(ii) to such officers’ knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) the Registration Statement when it became effective and the Prospectus as of its date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth;

(iv) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any event which has had a Material Adverse Effect, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained which has had a Material Adverse Effect; and

(v) each of Hogan & Hartson L.L.P. and Clifford Chance US LLP is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to this Agreement.

7. Effective Date; Termination:

(a) This Agreement shall become effective upon the execution of this Agreement. Subject to the provisions of Section 11, notwithstanding any termination of this Agreement, the provisions of this Section 7 and of Sections 3, 5, 9, 10 and 12 through 16, inclusive, shall remain in full force and effect at all times after the execution hereof.

(b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Time or to terminate the obligations of the Underwriters to purchase the Option Shares at any time prior to the Date of Delivery, as the case may be, if (i) trading on the NYSE, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on any such exchange or by order of the Commission or any other governmental authority having jurisdiction; or (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; or (iii) a banking moratorium has been declared by New York or Virginia state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; (v) (A) there shall have occurred any outbreak or escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Initial Shares or the Option Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 7 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to (i) notification by the Representative as provided in Section 7(b) hereof or (ii) Section 8(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

8. Underwriter Default:

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Initial Shares or Option Shares hereunder, and if the Initial Shares or Option Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Initial Shares or Option Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Initial Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b) In the event that the aggregate number of Default Shares exceeds 10% of the number of Initial Shares or Option Shares, as the case may be, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Shares as provided in this Section 8, this Agreement or, in the case of a default with respect to the Option Shares, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 7(d), 9 and 10) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Underwriter or the Company shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of counsel for the Underwriters, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Initial Shares and Option Shares.

9. Indemnity by the Company and the Underwriters:

(a) The Company shall indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof, or any Prospectus, or in any supplement thereto or amendment thereof, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, as originally filed or any amendment thereof, or any Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder. The statements relating to the underwriters set forth in the paragraphs under the caption “Underwriting” in the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(o) and this Section 9. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9 except to the extent such failure materially prejudices the indemnifying party and the indemnifying party was not otherwise aware of such claim). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

10. Contribution: In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering and sale of the Shares contemplated herein or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering and sale of the Shares contemplated herein (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls an Underwriter, its partners, members, directors, officers, affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

11. Survival: The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Operating Partnership contained in

Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company agrees to the appointment of the Representative contained in Section 2 thereof. The Company, the Operating Partnership and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or the Operating Partnership, against any of their respective officers or directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

12. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Daniel Blood; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 8405 Greensboro Drive, Suite 500, McLean, Virginia 22102, Attention: President, with a copy to the General Counsel.

13. Governing Law; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts and Facsimile Signatures: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

16. No fiduciary duty. The Company hereby acknowledges that (a) the Underwriters are acting as principals and not as an agent or fiduciary of the Company and (b) its engagement of the Underwriters in connection with this offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with this offering (irrespective of whether the Underwriters have advised or is currently advising the Company on related or other matters).

[Signature page follows.]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.

Very truly yours,

HIGHLAND HOSPITALITY CORPORATION

By:	/s/ TRACY M.J. COLDEN
Name:	Tracy M.J. Colden
Title:	Executive Vice President and Secretary

HIGHLAND HOSPITALITY, L.P.

By:	HHC GP CORPORATION Its General Partner

By:	/s/ TRACY M.J. COLDEN
Name:	Tracy M.J. Colden
Title:	Executive Vice President and Secretary

Accepted and agreed to as of the date first above written:

BEAR, STEARNS & CO. INC. For itself and as Representative of the other Underwriters named on Schedule I hereto

By:	/s/ CHRIS O’CONNOR
Name:	Chris O’Connor
Title:	Senior Managing Director

Exhibit 1.1

Schedule I

Underwriters	Number of Initial Shares to be Purchased
Bear, Stearns & Co. Inc.	1,050,000
Raymond James & Associates, Inc.	1,050,000
Citigroup Global Markets Inc.	600,000
Stifel, Nicolaus & Company, Incorporated	300,000
Total	3,000,000

Exhibit A

Opinion of Hogan & Hartson L.L.P.

(a) The Company is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 8 of Schedule 1 under the laws of the State of Maryland. HHC GP Corporation, a Maryland corporation (the “GP”), is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 12 of Schedule 1 under the laws of the State of Maryland. The OP is validly existing as a limited partnership and in good standing as of the date of the certificate specified in paragraph 15 of Schedule 1 under the laws of the State of Delaware. HHC TRS Holding Corporation, a Maryland corporation (the “TRS”), is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 18 of Schedule 1 under the laws of the State of Maryland. Each of the Company, the GP, the OP and the TRS has the corporate or limited partnership power, as applicable, to own, lease and operate its current properties and to conduct its business as described in the Prospectus Supplement, dated September 22, 2005 (the Prospectus Supplement”), to the Prospectus, dated December 30, 2004 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”).

(b) The GP is authorized to transact business as a foreign corporation in the State of Texas as of the date of the certificate specified in paragraph 13 of Schedule 1. The OP is authorized to transact business as a foreign corporation in the State of Maryland as of the date of the certificate specified in paragraph 16 of Schedule 1.

(c) The authorized, issued and outstanding capital stock of the Company as of June 30, 2005 was as set forth under the caption “Capitalization” in the Prospectus.

(d) All of the issued and outstanding shares of capital stock of the GP have been duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the GP’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and nonassessable, were not issued in violation of any statutory preemptive rights under the MGCL or, to our knowledge, any contractual right to subscribe for any of such shares, and are owned of record and beneficially by the Company.

(e) All of the issued and outstanding limited partnership interests of the OP have been duly authorized by the GP and, assuming the receipt of consideration therefor as provided in the actions taken by the GP authorizing issuance thereof, are validly issued and were not issued in violation of any statutory preemptive rights under the DRULPA or, to our knowledge, any contractual right to subscribe for any of such limited partnership interests.

(f) To our knowledge, none of the Company, the GP or the OP has issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, the GP or the OP, respectively, except as described in the Prospectus and except with respect to the redemption rights available to holders (other than the Company and the GP) of limited partnership interests in the OP.

(g) Except as set forth in the Prospectus, to our knowledge, there are no holders of any securities of the Company who have the right (which has not been waived) to request or demand that the Company register under the Securities Act any securities held by them that have not been so registered.

(h) The Agreement has been duly authorized, executed and delivered on behalf of the Company and the OP.

(i) The Shares have been duly authorized and, when issued in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable. No holder of outstanding shares of capital stock of the Company has any statutory preemptive right under the MGCL or, to our knowledge, any contractual right to subscribe for any of the Shares.

(j) The Articles Supplementary have been duly authorized by all necessary corporate action and stockholder action on behalf of the Company and have been filed with the Maryland State Department of Assessments and Taxation (the “Maryland SDAT”).

(k) The form of certificate used to evidence the Shares complies in all material respects with the applicable requirements of the New York Stock Exchange, the Charter, the Amended and Restated Bylaws of the Company (the “Bylaws”) and the MGCL.

(l) The Shares conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus Supplement and the Base Prospectus, respectively, under the captions “Description of the Series A Preferred Stock,” and “Description of Preferred Stock.”

(m) The Registration Statement has become effective under the Securities Act, the required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b), and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission (the “SEC”).

(n) The information in the Prospectus Supplement and the Base Prospectus, respectively, under the captions “Description of the Series A Preferred Stock,” and “Description of Preferred Stock,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is correct in all material respects.

(o) The Registration Statement and the Prospectus (except for (i) the documents incorporated therein by reference, as to which an opinion is expressed below, and (ii) the financial statements, financial schedules or other financial information or data, or statistical data derived from such financial statements, schedules or data, included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

(p) The documents incorporated by reference into the Registration Statement and the Prospectus (except for the financial statements, financial schedules or other financial information or data, or statistical data derived from such financial statements, schedules or data, included therein, as to which we express no opinion), when they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(q) The 8-A Registration Statement complied as to form in all material respects with the requirements of the Exchange Act.

(r) The execution, delivery and performance on the date hereof by the Company and the OP of the Agreement do not (i) violate the MGCL, the Charter, the Bylaws, the DRULPA or the Second Amended and Restated Agreement of Limited Partnership of the OP, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) to our knowledge, violate any court or administrative order, judgment, or decree that names the Company or the OP and is specifically directed to either of them or any of their property, or (iv) breach or constitute a default under any of the agreements and contracts of the Company filed as Exhibits 10 to the Company’s Form 10-K for the year ended December 31, 2004, as amended, or its Forms 10-Q for the quarters ended March 31, 2005 and June 30, 2005 (the “Material Contracts”) (except that we express no opinion as to financial covenants in such Material Contracts).

(s) No approval or consent of, or registration or filing with, any federal, Maryland or New York regulatory agency is required to be obtained or made by the Company or the OP under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Company and the OP of the Agreement.

(t) Neither the Company nor the OP is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, neither will be, an “investment company” within the meaning of the 1940 Act.

(u) The Shares have been authorized for listing by the NYSE.

Exhibit B

Tax Opinion of Hogan & Hartson L.L.P.

Opinions

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

(i) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, effective for its taxable years ended December 31, 2003 and December 31, 2004, and the Company’s current organization, and current and proposed method of operation (as described in the Registration Statement, the Tax Disclosures and the Representation Letter) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for taxable years ending December 31, 2005 and thereafter; and

(ii) The discussion in each Tax Disclosure, to the extent that it describes federal income tax law, is correct in all material respects.

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Exhibit C

Negative Assurance Letter of Hogan & Hartson L.L.P

. . . During the course of the preparation of the Company’s registration statement on Form S-3, as amended (File No. 333-12134) (the “Registration Statement”), we reviewed the Registration Statement, the base Prospectus, dated December 30, 2004 (the “Base Prospectus”), and the Prospectus Supplement, dated September 22, 2005 (such Base Prospectus and Prospectus Supplement collectively referred to as the “Prospectus”), as filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement and Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement or Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement and Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that (i) the Registration Statement, at the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of September 22, 2005 or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in

C-1

the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

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